Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Matt Chesler, CFA
	745 Fifth Avenue, 19th Floor		VP, Investor Relations
	New York, NY 10151		646-412-6877
mchesler@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016

FOURTH QUARTER HIGHLIGHTS:

•	Reported revenue increased 8.8% to $390.4 million
•	Organic revenue growth of 3.8%
•	Net income attributable to MDC Partners of $7.7 million vs a loss of ($26.2) million last year, including a non-cash impairment charge of $18.9 million related to one of the strategic communications businesses
•	Adjusted EBITDA decreased 15.0% to $55.7 million, with margins of 14.3% (See Schedules 2 and 3)
•	Net New Business wins totaled $33.2 million in the fourth quarter

FULL YEAR HIGHLIGHTS:

•	Reported revenue increased 4.5% to $1.39 billion
•	Organic revenue growth of 2.3%
•	Net loss attributable to MDC Partners of ($47.9) million vs ($37.4) million last year, including a non-cash impairment charge of $48.5 million, predominantly related to one of the experiential businesses and one of the strategic communications businesses
•	Adjusted EBITDA decreased 10.6% to $176.7 million, with margins of 12.8% (See Schedules 4 and 5)
•	Net New Business wins totaled $91.2 million for the full year

New York, NY, February 27, 2017 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and twelve months ended December 31, 2016.

Scott Kauffman, Chairman and Chief Executive Officer of MDC Partners, said, “Although 2016 was challenging in many respects, we finished the year on solid footing and with improved top line momentum across our portfolio of world-class agencies. The recently-announced Goldman Sachs equity investment is exactly the right transaction for us, ensuring that we have the financial flexibility required for our disciplined approach to growth. Combined with the operational initiatives we implemented last year, we are well positioned for 2017 and beyond.”

David Doft, Chief Financial Officer of MDC Partners, said, “I am pleased with our fourth quarter results and the better operating trends are reflected in our 2017 financial guidance, which calls for approximately 4% organic revenue growth and Adjusted EBITDA margin expansion of approximately 100 basis points. This is driven by renewed overall success in new business activity including $33 million of net wins in the fourth quarter, strong existing client relationships, and a leaner cost structure, which should enable better operating leverage as the business accelerates. In regard to our strengthened balance sheet, we are confident that the Goldman Sachs financing will create the foundation to build long-term value for all of our stakeholders.”

Fourth Quarter and Full Year 2016 Financial Results

Revenue for the fourth quarter of 2016 was $390.4 million, an increase of 8.8%, compared to $359.0 million in the fourth quarter of 2015. The effect of foreign exchange was negative 1.2%, the impact of Non-GAAP acquisitions (dispositions), net was positive 6.2%, and the resulting organic revenue growth was 3.8%. Organic revenue growth for the period was favorably impacted by 75 basis points from increased billable pass-through costs incurred on client’s behalf from certain of our partner firms acting as principal.

Net income attributable to MDC Partners in the fourth quarter of 2016 was $7.7 million compared to a loss of ($26.2) million in the fourth quarter of 2015, partially attributable to a non-cash charge on impairment of $18.9 million related to one of the strategic communications businesses. Diluted income per share from continuing operations attributable to MDC Partners common shareholders for the fourth quarter of 2016 was $0.15 compared to a loss of ($0.52) per share in the fourth quarter of 2015. Adjusted EBITDA for the fourth quarter of 2016 was $55.7 million, a decrease of 15.0% compared to $65.6 million in the fourth quarter of 2015. Adjusted EBITDA Available for General Capital Purposes was $31.9 million in the fourth quarter of 2016, a decrease of 28.4%, compared to $44.5 million in the fourth quarter of 2015.

Revenue for the full year 2016 was $1.39 billion, an increase of 4.5%, compared to $1.33 billion for the full year 2015. The effect of foreign exchange was negative 0.9%, the impact of Non-GAAP acquisitions (dispositions), net was positive 3.2%, and the resulting organic revenue growth was 2.3%. Organic revenue growth for the period was negatively impacted by approximately 30 basis points from decreased billable pass-through costs incurred on client’s behalf from certain of our partner firms acting as principal.

Net loss attributable to MDC Partners for the year was ($47.9) million compared to ($37.4) million in 2015, partially attributable to a non-cash charge on impairment of $48.5 million predominantly related to one of our experiential businesses and one of the strategic communications businesses. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the year was ($0.93) compared to ($0.62) per share in 2015. Adjusted EBITDA for the year was $176.7 million, a decrease of 10.6%, compared to $197.7 million in 2015. Adjusted EBITDA Available for General Capital Purposes was $82.6 million for the year, a decrease of 27.2%, compared to $113.4 million in in 2015.

Financial Outlook

Guidance for 2017 is established as follows:

2017 Guidance

Organic Revenue	approximately 4% growth

Adjusted EBITDA Margin	approximately 100 basis points increase
*	The Company has excluded a quantitative reconciliation with respect to the Company’s 2017 guidance under the “unreasonable efforts” exception in item 10(e)(1)(i)(B) of Regulation S-K.

Conference Call

Management will host a conference call on Monday, February 27, 2017, at 8:30 a.m. (ET) to discuss results. The conference call will be accessible by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 12:00 a.m. (ET), March 6, 2017, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10101321), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the fastest-growing and most influential marketing and communications networks in the world. Its 50+ advertising, public relations, branding, digital, social and event marketing agencies are responsible for some of the most memorable and engaging campaigns for the world’s most respected brands. As "The Place Where Great Talent Lives," MDC Partners is known for its unique partnership model, empowering the most entrepreneurial and innovative talent to drive competitive advantage and business growth for clients. By leveraging technology, data analytics, insights, and strategic consulting solutions, MDC Partners drives measurable results and optimizes return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures for the three and twelve months ended December 31, 2016, and 2015, include the following:

(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, (b) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year, (c) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (d) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.

(3) Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that represents operating profit plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(4) Adjusted EBITDA Available for General Capital Purposes: Adjusted EBITDA Available for General Capital Purposes is a non-GAAP measure that represents Adjusted EBITDA less (a) net income attributable to the noncontrolling interests, (b) capital expenditures net of landlord reimbursements, (c) cash taxes, and (d) cash interest, net & other.

Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at certain of these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	successful completion of the convertible preference financing with Goldman Sachs on the anticipated terms and conditions;

•	risks associated with the one Canadian securities class action litigation claim;

•	risks associated with severe effects of international, national and regional economic conditions;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time, the Company may be engaged in a number of discussions that may result in one or more acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Revenue	$390,442	$359,013	$1,385,785	$1,326,256

Operating Expenses:
Cost of services sold	260,193	231,330	936,133	879,716
Office and general expenses	72,411	116,038	306,251	322,207
Depreciation and amortization	12,378	12,830	46,446	52,223
Goodwill impairment	18,893	-	48,524	-
	363,875	360,198	1,337,354	1,254,146

Operating profit (loss)	26,567	(1,185)	48,431	72,110

Other Income (Expense):
Other, net	(9,329)	(2,775)	201	(32,090)
Interest expense and finance charges	(16,569)	(14,881)	(65,858)	(57,903)
Loss on redemption of notes	-	-	(33,298)	-
Interest income	209	129	808	467

Income (loss) from continuing operations before income taxes and equity in earnings of non-consolidated affiliates	878	(18,712)	(49,716)	(17,416)

Income tax (benefit) expense	(9,194)	6,230	(7,301)	5,664

Income (loss) from continuing operations before equity in earnings of non-consolidated affiliates	10,072	(24,942)	(42,415)	(23,080)
Equity in earnings (losses) of non-consolidated affiliates	(318)	431	(309)	1,058

Income (loss) from continuing operations	9,754	(24,511)	(42,724)	(22,022)
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes	-	-	-	(6,281)
Net income (loss)	9,754	(24,511)	(42,724)	(28,303)
Net income attributable to the noncontrolling interests	(2,046)	(1,711)	(5,218)	(9,054)
Net income (loss) attributable to MDC Partners Inc.	$7,708	$(26,222)	$(47,942)	$(37,357)

Income (Loss) Per Common Share:
Basic:
Income (loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$0.15	$(0.52)	$(0.93)	$(0.62)
Discontinued operations attributable to MDC Partners Inc. common shareholders	-	-	-	(0.13)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$0.15	$(0.52)	$(0.93)	$(0.75)

Diluted:
Income (loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$0.15	$(0.52)	$(0.93)	$(0.62)
Discontinued operations attributable to MDC Partners Inc. common shareholders	-	-	-	(0.13)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$0.15	$(0.52)	$(0.93)	$(0.75)

Weighted Average Number of Common Shares Outstanding:
Basic	52,772,305	49,968,165	51,345,807	49,875,282
Diluted	52,849,553	49,968,165	51,345,807	49,875,282

SCHEDULE 2

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2016

	Advertising and	Reportable
	Communications	Segment	All Other	Corporate	Total

Revenue	$390,442	$324,411	$66,031	$-	$390,442

Net income attributable to MDC Partners Inc.					$7,708
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests					2,046
Equity in losses of non-consolidated affiliates					318
Income tax benefit					(9,194)
Interest expense and finance charges, net					16,360
Other, net					9,329
Operating profit (loss)	$37,703	$46,237	$(8,534)	$(11,136)	$26,567
margin	9.7%	14.3%	-12.9%		6.8%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	12,059	9,386	2,673	319	12,378
Goodwill impairment	18,893	-	18,893	-	18,893
Stock-based compensation	5,094	3,076	2,018	466	5,560
Acquisition deal costs	31	31	-	343	374
Deferred acquisition consideration adjustments	(9,211)	(8,240)	(971)	-	(9,211)
Distributions from non-consolidated affiliates **	-	-	-	802	802
Other items, net ***	-	-	-	371	371

Adjusted EBITDA *	$64,569	$50,490	$14,079	$(8,835)	$55,734
margin	16.5%	15.6%	21.3%		14.3%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

***	Other items, net includes (i) one-time gains related to the former CEO's repayment to the Company for certain perquisites and expenses, (ii) legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims, (iii) one-time charge for the balance of prior cash bonus award amounts paid to the former CEO and CAO that will not be recovered, (iv) write-off of certain assets related to the CEO and CAO termination, and (v) a one-time penalty relating to the final settlement of the SEC investigation. See Schedule 9 for reconciliation of amounts.

SCHEDULE 3

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2015

	Advertising and	Reportable
	Communications	Segment	All Other	Corporate	Total

Revenue	$359,013	$297,276	$61,737	$-	$359,013

Net loss attributable to MDC Partners Inc.					$(26,222)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests					1,711
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes					-
Equity in earnings of non-consolidated affiliates					(431)
Income tax expense					6,230
Interest expense and finance charges, net					14,752
Other, net					2,775
Operating profit (loss)	$13,478	$28,356	$(14,878)	$(14,663)	$(1,185)
margin	3.8%	9.5%	-24.1%		-0.3%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	12,292	8,015	4,277	538	12,830
Stock-based compensation	4,033	2,468	1,565	738	4,771
Acquisition deal costs	58	14	44	411	469
Deferred acquisition consideration adjustments	41,913	20,265	21,648	-	41,913
Distributions from non-consolidated affiliates **	102	68	34	7,122	7,224
Other items, net ***	-	-	-	(468)	(468)

Adjusted EBITDA *	$71,876	$59,186	$12,690	$(6,322)	$65,554
margin	20.0%	19.9%	20.6%		18.3%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

***	Other items, net includes (i) one-time gains related to the former CEO's repayment to the Company for certain perquisites and expenses, (ii) legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims, (iii) one-time charge for the balance of prior cash bonus award amounts paid to the former CEO and CAO that will not be recovered, (iv) write-off of certain assets related to the CEO and CAO termination, and (v) a one-time penalty relating to the final settlement of the SEC investigation. See Schedule 9 for reconciliation of amounts.

SCHEDULE 4

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Twelve Months Ended December 31, 2016

	Advertising and	Reportable
	Communications	Segment	All Other	Corporate	Total

Revenue	$1,385,785	$1,147,173	$238,612	$-	$1,385,785

Net loss attributable to MDC Partners Inc.					$(47,942)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests					5,218
Equity in losses of non-consolidated affiliates					309
Income tax benefit					(7,301)
Interest expense and finance charges, net					65,050
Loss on redemption of notes					33,298
Other, net					(201)
Operating profit (loss)	$92,549	$114,373	$(21,824)	$(44,118)	$48,431
margin	6.7%	10.0%	-9.1%		3.5%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	44,861	33,848	11,013	1,585	46,446
Goodwill impairment	48,524	-	48,524	-	48,524
Stock-based compensation	18,478	14,143	4,335	2,525	21,003
Acquisition deal costs	1,137	1,137	-	1,503	2,640
Deferred acquisition consideration adjustments	7,969	7,213	756	-	7,969
Distributions from non-consolidated affiliates **	-	-	-	2,049	2,049
Other items, net ***	-	-	-	(354)	(354)

Adjusted EBITDA *	$213,518	$170,714	$42,804	$(36,810)	$176,708
margin	15.4%	14.9%	17.9%		12.8%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

***	Other items, net includes (i) one-time gains related to the former CEO's repayment to the Company for certain perquisites and expenses, (ii) legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims, (iii) one-time charge for the balance of prior cash bonus award amounts paid to the former CEO and CAO that will not be recovered, (iv) write-off of certain assets related to the CEO and CAO termination, and (v) a one-time penalty relating to the final settlement of the SEC investigation. See Schedule 9 for reconciliation of amounts.

SCHEDULE 5

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Twelve Months Ended December 31, 2015

	Advertising and	Reportable
	Communications	Segment	All Other	Corporate	Total

Revenue	$1,326,256	$1,101,675	$224,581	$-	$1,326,256

Net loss attributable to MDC Partners Inc.					$(37,357)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests					9,054
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes					6,281
Equity in earnings of non-consolidated affiliates					(1,058)
Income tax expense					5,664
Interest expense and finance charges, net					57,436
Other, net					32,090
Operating profit (loss)	$137,282	$135,588	$1,694	$(65,172)	$72,110
margin	10.4%	12.3%	0.8%		5.4%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	50,449	32,501	17,948	1,774	52,223
Stock-based compensation	15,056	10,231	4,825	2,740	17,796
Acquisition deal costs	704	600	104	2,208	2,912
Deferred acquisition consideration adjustments	36,347	17,975	18,372	-	36,347
Distributions from non-consolidated affiliates **	679	402	277	7,272	7,951
Other items, net ***	-	-	-	8,327	8,327

Adjusted EBITDA *	$240,517	$197,297	$43,220	$(42,851)	$197,666
margin	18.1%	17.9%	19.2%		14.9%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

***	Other items, net includes (i) one-time gains related to the former CEO's repayment to the Company for certain perquisites and expenses, (ii) legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims, (iii) one-time charge for the balance of prior cash bonus award amounts paid to the former CEO and CAO that will not be recovered, (iv) write-off of certain assets related to the CEO and CAO termination, and (v) a one-time penalty relating to the final settlement of the SEC investigation. See Schedule 9 for reconciliation of amounts.

SCHEDULE 6

MDC PARTNERS INC.

UNAUDITED ADJUSTED EBITDA AVAILABLE FOR GENERAL CAPITAL PURPOSES

(US$ in 000s)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Adjusted EBITDA (1)	$55,734	$65,554	$176,708	$197,666
Net income attributable to the noncontrolling interests	(2,046)	(1,711)	(5,218)	(9,054)
Capital expenditures, net (2)	(6,058)	(5,105)	(24,662)	(21,119)
Cash taxes	(97)	(487)	(2,895)	(1,887)
Cash interest, net & other (3)	(15,683)	(13,776)	(61,372)	(52,199)
Adjusted EBITDA Available for General Capital Purposes (4)	$31,850	$44,475	$82,561	$113,407

(1) Adjusted EBITDA is a non GAAP measure. See schedules 2 through 5 for a reconciliation of Net income (loss) to Adjusted EBITDA.

(2) Capital expenditures, net represents capital expenditures net of landlord reimbursements. See Schedule 9 for reconciliation of amounts.

(3) Cash interest, net & other represents the cash interest paid for our borrowings, less interest income, adjusted for the quarterly accrual of cash interest under our Senior Notes. See Schedule 9 for reconciliation of amounts.

(4) Adjusted EBITDA Available for General Capital Purposes is a non-GAAP measure, and represents funds available for repayment of debt, acquisitions, deferred acquisition consideration, dividends, and other general corporate initiatives.

SCHEDULE 7

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	December 31,	December 31,
	2016	2015

Assets
Current Assets:
Cash and cash equivalents	$27,921	$61,458
Cash held in trusts	5,341	5,122
Accounts receivable, net	388,340	361,044
Expenditures billable to clients	33,118	44,012
Other current assets	34,862	22,728
Total Current Assets	489,582	494,364

Fixed assets, net	78,377	63,557
Investment in non-consolidated affiliates	4,745	6,263
Goodwill	844,759	870,301
Other intangible assets, net	85,071	72,382
Deferred tax assets	41,793	29,748
Other assets	33,051	41,010
Total Assets	$1,577,378	$1,577,625

Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit
Current Liabilities:
Accounts payable	$251,456	$359,568
Trust liability	5,341	5,122
Accruals and other liabilities	303,581	297,701
Advance billings	133,925	119,100
Current portion of long-term debt	228	470
Current portion of deferred acquisition consideration	108,290	130,400
Total Current Liabilities	802,821	912,361

Long-term debt, less current portion	936,208	728,413
Long-term portion of deferred acquisition consideration	121,274	216,704
Other liabilities	56,012	44,905
Deferred tax liabilities	103,443	92,844
Total Liabilities	2,019,758	1,995,227

Redeemable Noncontrolling Interests	60,180	69,471

Shareholders' Deficit
Common shares	317,784	269,842
Shares to be issued	2,360	-
Charges in excess of capital	(311,581)	(315,261)
Accumulated deficit	(574,932)	(526,990)
Accumulated other comprehensive income (loss)	(1,824)	6,257
MDC Partners Inc. Shareholders' Deficit	(568,193)	(566,152)
Noncontrolling Interests	65,633	79,079
Total Shareholders' Deficit	(502,560)	(487,073)

Total Liabilities, Redeemable Noncontrolling
Interests and Shareholders' Deficit	$1,577,378	$1,577,625

SCHEDULE 8

MDC PARTNERS INC.

UNAUDITED SUMMARY CASH FLOW DATA

(US$ in 000s)

	Twelve Months Ended December 31,
	2016	2015

Cash flows provided by continuing operating activities	$5,424	$164,147
Discontinued operations	-	(1,342)
Net cash provided by operating activities	5,424	162,805

Cash flows used in continuing investing activities	(25,196)	(46,994)
Discontinued operations	-	17,101
Net cash used in investing activities	(25,196)	(29,893)

Cash flows used in continuing financing activities	(15,893)	(189,980)
Discontinued operations	-	(40)
Net cash used in financing activities	(15,893)	(190,020)

Effect of exchange rate changes on cash and cash equivalents	2,128	5,218

Net decrease in cash and cash equivalents	$(33,537)	$(51,890)

SCHEDULE 9

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF COMPONENTS OF NON-GAAP MEASURES

(US$ in 000s)

	2015					2016
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
OTHER ITEMS, NET
SEC investigation and class action litigation expenses	$5,762	$3,882	$2,722	$1,340	$13,706	$1,486	$1,359	$767	$454	$4,066
SEC final settlement payment	-	-	-	-	-	-	-	-	1,500	1,500
D&O insurance proceeds	-	-	-	(1,000)	(1,000)	-	(1,107)	(3,230)	(1,583)	(5,920)
CEO repayment for certain perquisites and expenses	-	(8,600)	(1,877)	(808)	(11,285)	-	-	-	-	-
CEO and CAO termination related expenses	-	-	6,906	-	6,906	-	-	-	-	-
Total other items, net	$5,762	$(4,718)	$7,751	$(468)	$8,327	$1,486	$252	$(2,463)	$371	$(354)

	2015					2016
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
CAPITAL EXPENDITURES, NET
Capital expenditures	$(5,656)	$(3,848)	$(8,161)	$(5,910)	$(23,575)	$(5,539)	$(7,909)	$(6,275)	$(9,709)	$(29,432)
Landlord reimbursements	356	36	1,259	805	2,456	-	871	248	3,651	4,770
Total capital expenditures, net	$(5,300)	$(3,812)	$(6,902)	$(5,105)	$(21,119)	$(5,539)	$(7,038)	$(6,027)	$(6,058)	$(24,662)

	2015					2016
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
CASH INTEREST, NET & OTHER
Cash interest paid	$(367)	$(25,401)	$(590)	$(26,308)	$(52,666)	$(25,703)	$(1,212)	$(1,063)	$(36,692)	$(64,670)
Bond interest accrual adjustment	(12,403)	12,403	(12,403)	12,403	-	11,995	(15,680)	(14,625)	20,800	2,490
Adjusted cash interest paid	(12,770)	(12,998)	(12,993)	(13,905)	(52,666)	(13,708)	(16,892)	(15,688)	(15,892)	(62,180)
Interest income	119	105	114	129	467	178	203	218	209	808
Other	-	-	-	-	-	-	-	-	-	-
Total cash interest, net & other	$(12,651)	$(12,893)	$(12,879)	$(13,776)	$(52,199)	$(13,530)	$(16,689)	$(15,470)	$(15,683)	$(61,372)

	2015					2016
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
MISCELLANEOUS OTHER DISCLOSURES
Net income attributable to the noncontrolling interests	$2,380	$2,841	$2,122	$1,711	$9,054	$859	$1,254	$1,059	$2,046	$5,218
Cash taxes	$540	$175	$685	$487	$1,887	$143	$664	$1,991	$97	$2,895
Acquisition deal costs	$874	$842	$728	$469	$2,912	$553	$907	$806	$374	$2,640

Note: Actuals may not foot due to rounding

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